


                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                                 Three Months Ended          Six Months Ended
                                                                                    December 31,               December 31,
                                                                               ---------------------      --------------------
                                                                                 1996          1995         1996         1995
                                                                               -------       -------      -------      -------
(In thousands, except per share amounts)
Primary Earnings per Common share
Net income                                                                     $ 1,600       $ 1,666      $ 3,189      $ 2,975
                                                                               =======       =======      =======      =======

Common shares outstanding at beginning of period                                31,668        29,273       31,668       29,273
   Shares issuable from assumed exercise of stock options and warrants           1,209         2,239        1,346        2,163
   Shares issued for acquisitions                                                  671          --            346         --
   Shares issued from conversion of stock options and warrants                     532           575          311          451
   Repurchase of treasury shares                                                   (58)         --            (29)        --
                                                                               -------       -------      -------      -------


Weighted average number of common shares outstanding                            34,022        32,087       33,642       31,887
                                                                               =======       =======      =======      =======
Primary earnings per share                                                     $  0.05       $  0.05      $  0.09      $  0.09
                                                                               =======       =======      =======      =======

Fully Diluted Earnings per Common Share
Net income                                                                     $ 1,600       $ 1,666      $ 3,189      $ 2,975
                                                                               =======       =======      =======      =======

Common shares outstanding at beginning of period                                31,668        29,273       31,668       29,273
   Shares issuable from assumed exercise of stock options and warrants           1,172         3,124        1,428        2,557
   Shares issued for acquisitions                                                  671          --            346         --
   Shares issued from conversion of stock options and warrants                     634           924          362          764
   Repurchase of treasury shares                                                   (58)         --            (29)        --
                                                                               -------       -------      -------      -------
Weighted average number of common shares outstanding                            34,087        33,321       33,775       32,594
                                                                               =======       =======      =======      =======
Fully diluted earnings per share                                               $  0.05       $  0.05      $  0.09      $  0.09
                                                                               =======       =======      =======      =======
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           See accompanying notes to consolidated financial statements

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